Exhibit 1.1

Cadence Bancorporation

Class A Common Stock

Underwriting Agreement

September 11, 2018

Morgan Stanley & Co. LLC,

1585 Broadway,

New York, New York 10036.

Ladies and Gentlemen:

The stockholders named in Schedule II hereto (the “Selling Stockholders”) of Cadence Bancorporation, a Delaware corporation (the “Company”) propose, subject to the terms and conditions stated herein, to sell to Morgan Stanley & Co. LLC (the “Underwriter”) an aggregate of 12,099,757 shares (the “Shares”) of Class A Common Stock, $0.01 par value per share (“Stock”) of the Company.

Pursuant to an Agreement and Plan of Merger dated May 11, 2018 (the “Merger Agreement”), between the Company and State Bank Financial Corporation, a Georgia corporation (“State Bank”), the Company and State Bank have agreed that State Bank will merge with and into the Company (the “Holdco Merger”), with the Company surviving the Holdco Merger, and that, immediately following the Holdco Merger, State Bank’s wholly owned bank subsidiary, State Bank and Trust Company, will merge with and into Cadence’s wholly owned bank subsidiary, Cadence Bank, N.A. (“Cadence Bank”), with Cadence Bank the surviving entity (the “Bank Merger” and, together with the Holdco Merger, the “Merger”). The consummation of the Merger is subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and the Merger Agreement may be terminated in certain circumstances, including by the mutual agreement of the Company and State Bank.

1. a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-225075) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing. No stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. No notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. The base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (the “Underwriter Information”) or by the Selling Stockholders expressly for use in the preparation of the answers therein to Item 7 of Form S-3 (which information is limited to (A) the legal name, address and the number of shares of common stock owned by each Selling Stockholder before and after the offering and (B) the other information with respect to each Selling Stockholder and its directors, officers and unitholders, as applicable, which appears in the table (and corresponding footnotes) under the caption “Selling Stockholders”) (such information, as to each such Selling Stockholder, the “Selling Stockholder Information”);

(iii) For the purposes of this Agreement, the “Applicable Time” is 4:15 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information;

(vi) Neither the Company nor any of its subsidiaries, taken as a whole, has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, taken as a whole (other than changes resulting from the exercise or issuance or grant of securities, including stock options, pursuant to the Company’s equity incentive plans, in each case as described in the Pricing Prospectus), or, otherwise than as set forth or contemplated in the Pricing Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole. To the Company’s actual knowledge (after due inquiry by the Company’s officers and representatives who participated in the Company’s due diligence of State Bank), the Company has no reason to believe that its representations and warranties in this paragraph would have been untrue or incorrect in any material respect if the transactions contemplated by the Merger Agreement had been completed as of the date hereof;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all material real property owned by them and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally and (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity)) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System,

and has the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have, individually or in the aggregate, a Material Adverse Effect; “Material Adverse Effect” for purposes of this Agreement shall mean any material adverse change in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(ix) Cadence Bank is a national bank chartered under the laws of the United States to transact business as a national bank. The charter of Cadence Bank is in full force and effect; Cadence Bank and each other subsidiary of the Company have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of organization, except (other than in the case of Cadence Bank) where the failure to be so organized, existing or in good standing would not have, individually or in the aggregate, a Material Adverse Effect; and each subsidiary of the Company has the corporate or similar power and authority to own its properties and conduct its business as described or incorporated by reference in the Pricing Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have, individually or in the aggregate, a Material Adverse Effect;

(x) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(xi) The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the cases of clauses (A) and (C), for such conflicts, breaches and violations as would not have, individually or in the aggregate, a Material Adverse Effect or impair the ability of the Company to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, and such consents, approvals, authorizations, orders, registrations or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, (y) that have already been obtained or (z) that would not impair the ability of the Company to consummate the transactions contemplated by this Agreement;

(xii) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation, By-laws, limited partnership agreement, operating agreement or any other constituent document, as applicable, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B) for such defaults that would not have, individually or in the aggregate, a Material Adverse Effect;

(xiii) From the time of initial confidential submission of the registration statement to the Commission in connection with the Company’s initial public offering through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xiv) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Common Stock and Preferred Stock”, insofar as they purport to constitute a summary of the terms of the Shares are accurate, complete and fair in all material respects;

(xv) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain Material United States Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to summarize certain U.S. federal income tax laws specifically referred to therein, and subject to the qualifications, exceptions, assumptions and limitations described herein and therein, are accurate, complete and fair in all material respects;

(xvi) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Supervision and Regulation,” insofar as such statements purport to describe laws and regulations specifically referred to therein, and subject to the qualifications, exceptions, assumptions and limitations described therein, are accurate, complete and fair in all material respects;

(xvii) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, State Bank, any of its subsidiaries, or any officer or director of the Company or State Bank, is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, State Bank, any of its subsidiaries, or any officer or director of the Company or State Bank is the subject which, if determined adversely to the Company or any of its subsidiaries, State Bank or any of its subsidiaries, or any such individual, would have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xviii) The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xix) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xx) Each of KPMG LLP and Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xxi) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies with the applicable requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and provides reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective and, except as described in the Pricing Disclosure Package, the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxii) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xxiii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxiv) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures but excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) material to the operation of the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of any material infringement of or material conflict with asserted rights of others with respect to any Intellectual Property, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would have, individually or in the aggregate, a Material Adverse Effect;

(xxv) This Agreement has been duly authorized, executed and delivered by the Company;

(xxvi) The financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and results of operations and cash flows for the periods shown; said financial statements have been prepared in conformity with GAAP applied on a consistent basis; the selected financial data and the summary financial information included or incorporated by reference in the Pricing Disclosure Package and the Prospectus with respect to the Company and its consolidated subsidiaries present fairly in all material respects the information shown therein; no other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act and the rules and regulations of the Commission thereunder; and, to the extent applicable, all disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus with respect to the Company and its consolidated subsidiaries regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, the rules and regulations of the Exchange Act and Item 10 of Regulation S-K under the Act, as applicable, in each case as in effect when such disclosures were made (it being understood that this clause (xxvi) does not address the unaudited pro forma condensed consolidated financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, which are the subject of clause (xxvii) below);

(xxvii) To the Company’s actual knowledge (after due inquiry by the Company’s officers and representatives who participated in the Company’s due diligence of State Bank) the historical financial information of State Bank included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, present fairly in all material respects (from the perspective of the Company, its subsidiaries and State Bank, taken as a whole) the consolidated financial position of State Bank as of the date indicated and the consolidated results of operations for the period specified. The unaudited pro forma condensed consolidated financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared by the Company in good faith (after due inquiry by the Company’s officers and representatives who participated in the Company’s due diligence of State Bank), the assumptions used in the preparation of such pro forma financial statements are reasonable in all material respects (from the perspective of the Company, its subsidiaries and State Bank, taken as a whole) on the basis of the information available to the Company and the pro forma adjustments used therein are, in the opinion of management of the Company, appropriate to give effect to the transactions or circumstances described therein;

(xxviii) To the Company’s actual knowledge, the information relating to State Bank included in the Registration Statement, the Pricing Disclosure Package and the Prospectus presents fairly, in all material respects (from the perspective of the Company, its subsidiaries and State Bank, taken as a whole), the information shown therein. All statements, projections, estimates and expressions of opinion relating to State Bank have been prepared by the Company in good faith (after due inquiry by the Company’s officers and representatives who participated in the Company’s due diligence of State Bank), and represent reasonable and fair expectations held by the Company on the basis of the information available to the Company and the assumptions underlying such information are reasonable;

(xxix) Except as described in the Pricing Disclosure Package and the Prospectus or would not have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and each of its subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws, regulations or judicial or administrative order or decree relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants (collectively,

“Environmental Laws”), (B) the Company and each of its subsidiaries have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, (C) there are no pending or, to the Company’s knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceeding relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to hazardous or toxic substances or waste, pollutants or contaminants or any Environmental Law;

(xxx) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package, and are in compliance with the terms and conditions of all such Permits, except where the failure to possess any such Permit would not have, individually or in the aggregate, a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any verbal or written notice of any proceeding relating to the revocation, modification of, or non-compliance with, any Permit, except as would not have, individually or in the aggregate, a Material Adverse Effect;

(xxxi) There is and has been no failure on the part of the Company, and to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder;

(xxxii) The Company and each of its subsidiaries are in compliance in all material respects with all applicable laws administered by, and regulations of, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency (“OCC”) and any other federal or state bank regulatory authorities with jurisdiction over the Company or any of its subsidiaries (together with the FDIC, the Federal Reserve and the OCC, the “Bank Regulatory Authorities”); the deposit accounts of Cadence Bank are insured up to applicable limits by the FDIC and no proceedings for the modification, termination or revocation of such insurance are pending or, to the actual knowledge of the Company, threatened; and Cadence Bank have received a Community Reinvestment Act (“CRA”) rating of “Satisfactory”;

(xxxiii) Except as described in the Pricing Disclosure Package and the Prospectus, none of the Company, Cadence Bank, nor any of the Company’s other subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to or recipient of a commitment letter, supervisory letter or similar undertaking to or from, or is subject to any directive by, any Bank Regulatory Authority; neither the Company nor any of its subsidiaries has been advised by any such entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar undertaking; and there is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company and its subsidiaries. To the Company’s actual knowledge (after due inquiry by the Company’s officers and representatives who participated in the Company’s due diligence of State Bank), the Company has no reason to believe that its representations and warranties in this paragraph would have been untrue or incorrect in any material respect if the transactions contemplated by the Merger Agreement had been completed as of the date hereof;

(xxxiv) Neither the Company nor any of its subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company has instituted and enforced, and will continue to maintain and enforce, policies and procedures applicable to the Company and its subsidiaries designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. To the Company’s actual knowledge (after due inquiry by the Company’s officers and representatives who participated in the Company’s due diligence of State Bank), the Company has no reason to believe that its representations and warranties in this paragraph would have been untrue or incorrect in any material respect if the transactions contemplated by the Merger Agreement had been completed as of the date hereof;

(xxxv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the jurisdictions in which the Company and its subsidiaries and State Bank and its subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. To the Company’s actual knowledge (after due inquiry by the Company’s officers and representatives who participated in the Company’s due diligence of State Bank), the Company has no reason to believe that its representations and warranties in this paragraph would have been untrue or incorrect in any material respect if the transactions contemplated by the Merger Agreement had been completed as of the date hereof;

(xxxvi) Neither the Company nor any of its subsidiaries, any director, officer, agent, employee, or affiliate acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any economic and trade sanctions administered or enforced by U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country. To the Company’s actual knowledge (after due inquiry by the Company’s officers and representatives who participated in the Company’s due diligence of State Bank), the Company has no reason to believe that its representations and warranties in this paragraph would have been untrue or incorrect in any material respect if the transactions contemplated by the Merger Agreement had been completed as of the date hereof;

(xxxvii) The statistical or market-related data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus are based on or derived from sources that the Company believe to be reliable and accurate;

(xxxviii) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except as would not have, individually or in the aggregate, a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) established or maintained by the Company, its subsidiaries or their ERISA Affiliates that has had or would have, individually or in the aggregate, a Material Adverse Effect; except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and (ii) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and for the purposes of this Section 1(xxxviii), “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member;

(xxxix) All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed or extensions to file such returns have been timely requested; and all taxes required to be paid by the Company or any of its subsidiaries have been timely paid other than those being contested in good faith or for which adequate reserves have been provided, in each case, except as would not have, individually or in the aggregate, a Material Adverse Effect;

(xl) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; and

(xli) The Merger Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and except to the extent that any indemnification provisions thereof may be limited by public policy considerations in respect thereof. To the Company’s actual knowledge (after due inquiry by the Company’s officers and representatives who participated in the Company’s due diligence of State Bank), the Company is not aware of any existing conditions, facts or circumstances (including the receipt of notice from State Bank or the Federal Reserve, the FDIC, or any other regulatory agency) that its conditions to the closing of the merger transactions contemplated by the Merger Agreement will not be satisfied within the timeframe contemplated therein, and no event has occurred or exists that has terminated or would permit termination of the Merger Agreement (without regard to any applicable cure period).

(b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, the Underwriter and the Company that:

(i) This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) Such Selling Stockholder, if an entity, has been duly organized and is validly existing as a corporation, limited liability company, public agency or a limited partnership, as the case may be, in good standing under the laws of its jurisdiction of formation;

(iii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the execution, delivery and performance by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) the constituent documents of such Selling Stockholder (to the extent applicable) or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries (if applicable) or any of their properties, except in the cases of clauses (A) and (C), for such conflicts, breaches and violations as would not have, individually or in the aggregate, a Material Adverse Effect with respect to such Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the sale of the Shares by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, and such consents, approvals, authorizations, orders, registrations or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, (y) that have already been obtained or (z) that would not impair the ability of such Selling Stockholder to sell the Shares to be sold by it or to consummate the transactions contemplated by this Agreement;

(iv) Other than as disclosed in writing to the Underwriter prior to the date hereof, there are no affiliations or associations between any member of FINRA “participating in the offering” and such Selling Stockholder, and none of the proceeds received by such Selling Stockholder from the sale of the Shares to be sold by such Selling Stockholder hereunder will be paid to a member of FINRA “participating in the offering” or any affiliate of (or person “associated with”), as such terms are used in the rules of FINRA, such member;

(v) Such Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder at the Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter;

(vi) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriter an agreement substantially in the form of Annex II hereto;

(vii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or would cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(viii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with Selling Stockholder Information, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ix) Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(x) In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions contemplated herein, each Selling Stockholder will deliver to you prior to or at the Time of Delivery (i) a properly completed and executed IRS Form W-9 or Form W-8IMY (together with all applicable beneficial owner withholding certificates, but excluding any applicable withholding statements) or Form W-8BEN or W-8BEN-E, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), and (ii) either a certificate stating that such Selling Stockholder is not a foreign person and otherwise satisfying the requirements under Treasury Regulations Section 1.1445-2(b)(2) or a copy of a statement issued by the Company certifying that the Shares sold by the Selling Stockholder do not constitute a U.S. real property interest and otherwise satisfying the requirements under Treasury Regulations Section 1.1445-2(c)(3);

(xi) The Shares to be sold by such Selling Stockholder hereunder have been placed in custody in book entry form pursuant to a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Continental Stock Transfer & Trust Company, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing Paul B. Murphy, Jr., Jerry W. Powell and Valerie C. Toalson, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriter to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement, in each case, subject to the limitations set forth in such agreement;

(xii) The appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, is to that extent irrevocable; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(xiii) Upon (a) payment of the purchase price for the Shares to be sold or delivered in satisfaction of the sale by such Selling Stockholder pursuant to this Agreement (assuming such payment constitutes “value” as such term is used in Section 8-303 of the UCC), (b) delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares is unnecessary because such Shares are already in possession of, or registered on the Company’s share registry in the name of, Cede or such nominee), (c) registration of such Shares in the name of Cede or such other nominee (and the crediting of such Shares on the books of DTC to securities account (within the meaning of Section 8-501(a) of the Uniform Commercial Code then in effect in the State of New York (“UCC”)) of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC), and (d) the crediting of such Shares on the records of DTC to a security account in the name of the Underwriter (assuming that the Underwriter does not have notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares or any security entitlement in respect thereof), (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid “security entitlement” in respect of such Shares and (B) to the extent governed by Article 8 of the UCC, no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary), registration (if necessary) and crediting occur, (I) the registration of such Shares in the name of Cede or another nominee designated by DTC, on the Company’s share registry will be in accordance with its Certificate of Incorporation, Bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (III) an appropriate entry to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC;

(xiv) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement;

(xv) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings (other than this Agreement) between such Selling Stockholder and any person that would give rise to a valid claim against the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares; and

(xvi) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares, in each case other than the Pricing Disclosure Package.

2. Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at a purchase price per share of $27.41, the number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names on Schedule II hereto.

3. Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by the Underwriter hereunder shall be registered in the name of Cede or such other nominee as may be designated by DTC and shall be delivered by or on behalf of the Selling Stockholders, through the facilities of the DTC, for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the Company’s share registry to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York time, on September 14, 2018 or such other time and date as the Underwriter, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(m) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York State are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company, the Selling Stockholders and the Underwriter) and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, the Stock or any other securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (in each case, other than (A) pursuant to employee stock option plans existing, or upon the conversion or exchange of convertible or exchangeable securities outstanding, in each case, as of the date of this Agreement and described in the Pricing Prospectus, provided that, in the case of such employee stock option plans, the options to be exercised under such plans would otherwise expire during the Company Lock-Up Period, (B) pursuant to any registration statement on Form S-8, including any supplement or amendment, to register with the Commission the issuances permitted under clause (A), (C) to holders of shares of the common stock or other securities of State Bank pursuant to the Company’s Registration Statement on Form S-4 (File No. 333-225587) in connection with the transactions contemplated by the Merger Agreement and (D) in connection with one or more acquisitions of another company, provided that not more than an aggregate of 10% of the outstanding shares of Stock as of the Time of Delivery may be issued during the Company Lock-up Period in such acquisition or acquisitions), without the prior written consent of the Underwriter.

(h) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i) Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(j) To promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 60-day restricted period referred to in Section 5(g) hereof; and

(k) On or prior to the Time of Delivery, the Company shall have registered the Shares in the name of Cede, or another nominee designated by DTC, on the Company’s share registry in accordance with its Certificate of Incorporation, Bylaws and applicable law.

6.

(a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule III(a) hereto;

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act (a “Section 5(d) Communication”); and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act (a “Section 5(d) Writing”);

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(d) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus, or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information and Selling Stockholder Information.

7. The Company and each of the Selling Stockholders covenant and agree with one another and with the Underwriter that (a) the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any

Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the such Selling Stockholder and (ii) all expenses incident to and stock transfer taxes imposed upon the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder. In connection with clause (b)(ii) of the preceding sentence, the Underwriter agrees to pay New York State stock transfer tax, and each Selling Stockholder agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Selling Stockholders shall not be required to pay or to reimburse the Company for the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

8. The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sullivan & Cromwell LLP, counsel for the Underwriter, shall have furnished to you such written opinion and disclosure letter, dated the Time of Delivery, in form and substance satisfactory to you, with respect to matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Wachtell, Lipton, Rosen & Katz, counsel for the Company and the Selling Stockholders, shall have furnished to you their written opinions and negative assurance letter, each dated the Time of Delivery, substantially in the forms attached as Annexes I.A, I.B and I.C hereto, and Kromann Reumert, counsel to one of the Selling Stockholders, shall have furnished to you its written opinion with respect to such Selling Stockholder, dated the Time of Delivery, in form and substance satisfactory to you;

(d) Internal counsel of the Company shall have furnished to you such written opinion or opinions, dated the Time of Delivery, substantially in the form attached as Annex I.D hereto;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, each of KPMG LLP, Ernst & Young LLP and Dixon Hughes Goodman LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of outstanding stock options that are described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any change or any development involving a prospective change, in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, and (iii) to the actual knowledge of the Company, there shall not have been any change or development in or affecting the general affairs, management or consolidated financial position, shareholders’ equity or results of operations of State Bank and its subsidiaries, taken as a whole, that would constitute a material adverse change with respect to the Company and its subsidiaries (including State Bank and its subsidiaries), taken as a whole, if the transactions contemplated by the Merger Agreement had been completed as of the date hereof, the effect of which, in any such case described in clause (i), (ii) or (iii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, Alabama, Florida, Georgia, Mississippi, Tennessee or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) The Shares to be sold at the Time of Delivery shall have been duly listed on the Exchange;

(j) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the Shares;

(k) The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each stockholder of the Company listed on Schedule IV hereto, substantially in the form set forth in Annex II hereto in form and substance satisfactory to you;

(l) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Stockholders (or of an Attorney-in-Fact), respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholders in all material respects of all of their obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section; and

(n) The Company shall have furnished or caused to be furnished to you at the Time of Delivery, a certificate of the Chief Financial Officer of the Company and a certificate of the Chief Financial Officer of State Bank, in form and substance satisfactory to you, stating, as of the Time of Delivery, the conclusions and findings of such individual, in his or her capacity as Chief Financial Officer of the Company and of State Bank, as applicable, with respect to the financial information and such other matters as reasonably requested by you.

9.

(a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information.

(b) The Company will indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information.

(c) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Section 5(d) Writing or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any Section 5(d) Writing in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any Section 5(d) Writing in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. Notwithstanding the foregoing provisions of this Section 9(c), the aggregate liability of each Selling Stockholder under this Section 9 shall not exceed the net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by such Selling Stockholder from the sale of Shares under this Agreement.

(d) The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Basic Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company and such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(e) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), the

Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall not be required to contribute pursuant to this Section 9 any amount in excess of the net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by such Selling Stockholder from the sale of Shares under this Agreement.

(g) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. [Intentionally omitted.]

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or the Selling Stockholders, or any officer or director or controlling person of the Company, or any officer or director or controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If the Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, then this Agreement shall thereupon terminate and neither the Company nor the Selling Stockholders shall then be under any liability to the Underwriter except as provided in Sections 7 and 9 hereof (but nothing herein shall relieve the Underwriter from liability for its default); but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and Selling Stockholders shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholders, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at Morgan Stanley & Co. LLC, Attention: Equity Syndicate Desk, with a copy to the Legal Department 1585 Broadway New York, NY; if to the Selling Stockholders shall be delivered or sent by mail, telex or facsimile transmission to the Selling Stockholders at c/o Cadence Bancorporation, 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019, Attention: David E. Shapiro and Mark F. Veblen; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019, Attention: David E. Shapiro and Mark F. Veblen; and if to any stockholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company and the Selling Stockholders, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering and sale of Shares contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and each of the Selling Stockholders agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriter, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Each of the Company, the Selling Stockholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income “tax treatment” and “tax structure” (as such terms are defined in Treasury Regulations Section 1.6011-4(c)) of the transactions contemplated herein and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and each of the Selling Stockholders.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he or she has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Cadence Bancorporation

By:	/s/ Jerry W. Powell
Name: Jerry W. Powell
Title: Executive Vice President and General Counsel

Jerry W. Powell

By:	/s/ Jerry W. Powell
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

Accepted as of the date hereof in New York, New York:

Morgan Stanley & Co. LLC

By:	/s/ Kyle McDonnell
Name: Kyle McDonnell
Title: Executive Director

2

SCHEDULE I

Number of
Shares
Underwriter	to be Purchased
Morgan Stanley & Co. LLC	12,099,757

3

Selling Stockholders	Total Number of Shares to be Sold
Paul B. Murphy, Jr	275,000
Samuel M. Tortorici	100,943
R. H. Holmes, IV	10,828
Valerie C. Toalson	25,160
Arbejdsmarkedets Tillaegspension	3,393,435
Sageview Capital Partners (A), L.P.	309,500
Sageview Capital Partners (B), L.P.	231,299
Sageview Partners (C) Investments, L.P.	262,364
The State of Oregon, by and through the Oregon Investment Council on behalf of the Oregon Public Employees Retirement Fund	1,696,114
Board of Regents of the University of Texas System	1,356,132
California Public Employees’ Retirement System	1,344,607
Prudential Legacy Insurance Company of New Jersey	678,315
Everest Reinsurance Company	424,330
D.E. Shaw Direct Capital Portfolios, L.L.C.	424,330
CenturyLink, Inc. Defined Benefit Master Trust	254,598
The Prudential Insurance Company of America	253,690
State Street Bank and Trust Company, as trustee for the American Airlines, Inc. Master Fixed Benefit Pension Trust	169,732
Prescott Associates L.P.	131,140
Makena Capital Holdings B, L.P.	124,791
The Board of Trustees of the Leland Stanford Junior University	122,057
Pruco Life Insurance Company	50,873
Idoya Partners L.P.	47,687
CBC Investments I LLC	44,664

BPEF 3 Sageview CBC (USA) LLC	24,411
Sequoia Holdings LLC	37,437
Phillips Exeter Academy	24,411
Trustees of Dartmouth College	20,749
The Duke Endowment	18,308
Pruco Life Insurance Company of New Jersey	17,296
Prudential Annuities Life Assurance Corporation	17,296
Healey Investments I LLC	16,973
James J. Pallotta	16,973
Gary R. Petersen	16,973
Petrus Venture Funds, L.P.	16,222
Sandler O’Neill & Partners, L.P.	14,953
FW Hedge Funds, L.P.	13,103
Louis V. Gerstner, Jr.	12,516
Cardinal Fund I, L.P.	10,607
Terrebonne Investments, L.P.	10,607
Granite Growth 61, LLC	9,912
The Reed Institute dba Reed College	8,544
Thomas E. Tuft	8,486
Yang Family Trust dtd 4/11/1994	8,486
Acquisition Fund Five L.P.	6,239
CMCCF10, LLC	4,243
RHCCLF10, LLC	4,243
Paul A. Ormond	4,243
Marc Reisch	661
Reisch Family LLC	3,394
Barry S. Volpert	2,503
Huntersville Road Investors LLC	3,208
WAH-MHH Trust FBO W August Hillenbrand Family	3,208
David E. Long Trust	2,503

2

Morris Ventures	1,877
Jeffrey R. Holzschuh	1,251
Tim Mott Trust	1,251
Consuelo Tobin Martin Children’s Trust FBO Francis A. Martin, III (1988 Trust)	1,250
James J. McGonigle	1,216
Free Stone Holdings, LLC	1,188
Lonnie M. Smith	802
Richard S. Volpert and Marcia F. Volpert as co-trustees of the Richard and Marcia Volpert Living Trust dated June 11, 1997	625

Total	12,099,757

3

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Launch Press Release, dated September 11, 2018.

(b) Additional Documents Incorporated by Reference:

Current Report on Form 8-K, File No. 001-38058, filed publicly with the Commission on September 11, 2018.

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

•	Public offering price per Share set forth in the table on the cover of the Prospectus.

SCHEDULE IV

Directors, Officers and Other Entities and Individuals to Deliver Lock-Up Agreements

Name of Stockholder
Each of the Selling Stockholders named in Schedule II to this Agreement
J. Richard Fredericks
William B. Harrison, Jr.
Stanley Levy
Paul B. Murphy, Jr.
Robert K. Steel
Scott M. Stuart
Samuel M. Tortorici
Valerie C. Toalson
Jerry W. Powell
Marc J. Shapiro
R.H. “Hank” Holmes, IV
J. Randall Schultz

Unless otherwise specified in the Prospectus, the address for each Stockholder is: c/o Cadence Bancorporation, 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056.

ANNEX II

[Form of Lock-up Agreement]

Cadence Bancorporation

Lock-Up Agreement

[•], 2018

[            ]

c/o [            ].

Re: Cadence Bancorporation – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cadence Bancorporation, a Delaware corporation (the “Company”) and the Selling Stockholders named in Schedule II to the Underwriting Agreement (the “Selling Stockholders”), providing for a public offering of the Class A Common Stock (the “Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”). The Shares to be sold by each Selling Stockholder were received by such Selling Stockholder in the distribution (the “Distribution”) of shares of Stock by Cadence Bancorp, LLC (the “LLC”) in respect of the units of the LLC held by such Selling Stockholder (the “Undersigned’s Units”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 45 days after the date set forth on the final prospectus supplement used to sell the Shares (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company (including the Undersigned’s Units), whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”) or make any public announcement of its intention to take any of the foregoing actions with respect to the Undersigned’s Shares. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

1

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) by will or intestacy, provided that the legatee, heir or other transferee agrees to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) pursuant to the Underwriting Agreement, (v) to the Company in full or partial payment of the exercise price for options to purchase the Company’s common stock that would otherwise expire during the Stockholder Lock-Up Period or to the Company in full or partial payment of taxes required to be paid upon the vesting of restricted shares of, or restricted stock units settleable in shares of, the Company’s common stock, in each case pursuant to the terms of the Company’s employee stock option or other employee or director incentive plans in effect on the date of the preliminary prospectus used to market the Shares and described in such preliminary prospectus and the final prospectus used to sell the Shares pursuant to the Underwriting Agreement, provided that if such transfers are required to be reported to the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, during the Stockholder Lock-Up Period or the undersigned voluntarily effects any public filing or reporting regarding such transfers during the Stockholder Lock-Up Period, then the undersigned shall disclose in such filing the reasons for such transfers, or (vi) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, the undersigned may transfer the undersigned’s Shares, (x) if the undersigned is a corporation, to any wholly-owned subsidiary of such corporation, (y) as part of a distribution to limited partners, members, unitholders or stockholders of the undersigned, or (z) to any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor which has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement; provided, however, that in any such case, (A) it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, (B) that any such transfer shall not involve a disposition for value, and (C) if such transfer is required to be reported to the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, during the Stockholder Lock-Up Period or the undersigned voluntarily effects any public filing or reporting regarding such transfer during the Stockholder Lock-Up Period, then the undersigned shall disclose in such filing the reasons for such transfer. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv), or (v) above or the immediately preceding sentence and except with regards to liens, encumbrances and claims existing as of the date hereof or to be in effect prior to the Lock-up Commencement Date all as set forth on Schedule A attached hereto, for the duration of this Lock-Up Agreement will have, (a) prior to the Distribution, good and marketable title to the Undersigned’s Units, and (b) after the Distribution, good and marketable title to the shares of Stock to be received in the Distribution in respect of the Undersigned’s Units, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

2

Notwithstanding anything herein to the contrary, the foregoing shall not be deemed to restrict the undersigned from exercising options or warrants to purchase shares of the Company’s common stock during the Lock-Up Period, provided in all such cases that no sale, disposition or other transfer of the underlying shares of the Company’s common stock occurs during the Lock-Up Period (other than as provided herein).

This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the Underwriter advising the Company in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (2) termination of the Underwriting Agreement before the sale of any Shares to the Underwriter, (3) withdrawal of the registration statement filed with the SEC with respect to the Public Offering, or (4) [November 15], 2018, in the event that the Underwriting Agreement has not been executed by that date.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,
Exact Name of Shareholder
Authorized Signature
Title

3